UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2026
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INFINITY NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-42499	99-3407012
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2605 Cranberry Square
Morgantown, WV 26508
(Address of principal executive offices, including zip code)
(304) 212-2350
(Registrant’s telephone number, including area code)
__________________________
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	INR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Executive Vice President and Chief Financial Officer Appointment
On August 5, 2026, the Board of Directors (the “Board”) of Infinity Natural Resources, Inc. (the “Company”) appointed Cary Baetz as Executive Vice President and Chief Financial Officer of the Company, effective as of August 12, 2026 (the “CFO Transition Date”).
Mr. Baetz, age 61, most recently served as the Chief Financial Officer of Boart Longyear Ltd., an international mineral exploration company, from June 2024 until April 2026. From June 2017 to December 2023, Mr. Baetz served as Executive Vice President, Chief Financial Officer, and as a director of Berry Corporation, a publicly traded upstream energy company. From January 2012 to April 2017, Mr. Baetz served as Chief Financial Officer and Treasurer of Seventy Seven Energy Inc., a domestic oilfield services company. He served as Chief Financial Officer of Atrium Companies, Inc., a manufacturing company of windows and doors from 2010 to 2012. Prior to Atrium Companies, Inc., he held various finance and operational positions of increasing responsibilities, including as chief financial officer, with publicly traded and privately held companies, including Chesapeake Oilfield Services, Boots & Coots International Well Services and Chaparral Steel Company. Mr. Baetz also currently serves on the Board of Oklahoma A&M Board of Regents and the Oklahoma State University Board of Governors. Mr. Baetz holds a Bachelor of Science in Finance and Accounting from Oklahoma State University and a Master of Business Administration from the University of Arkansas.
In connection with his appointment as Executive Vice President and Chief Financial Officer, Mr. Baetz entered into an offer letter (the “Offer Letter”) with the Company setting forth the terms of his employment and compensation. Pursuant to the Offer Letter, Mr. Baetz will be entitled to an initial annual base salary of $500,000. Mr. Baetz will be eligible for certain short-term incentive awards with a target bonus for 2026 of 100% of his salary prorated based upon his start date, with the actual payout subject to company and individual performance. Mr. Baetz is also eligible to receive the following: (i) on or around the CFO Transition Date, one-time grants of (x) performance stock units (“PSUs”) with an aggregate grant date value of approximately $437,500, that vest on the same schedule as the PSUs granted to the Company’s other officers on March 3, 2026 and (y) restricted stock units with an aggregate grant date value of approximately $437,500, that vest ratably on the first three anniversaries of the grant date, conditional on Mr. Baetz’s continued employment; and (ii) subject to the approval of the Board and/or the Compensation Committee of the Board, certain annual long-term incentive awards under the terms and conditions of the Company’s long-term incentive program commencing in 2027 with an aggregate grant date value of approximately $1,750,000.
In connection with this appointment, Mr. Baetz has been designated as an Eligible Employee in the Company’s Executive Change in Control and Severance Plan (the “Executive Severance Plan”) and is eligible to receive severance pay and benefits under the Executive Severance Plan as a Tier 1 Executive. On or around the CFO Transition Date, Mr. Baetz will enter into a participation agreement to the Executive Severance Plan with the Company, which will follow in all material respects the form filed with the Company’s Current Report on Form 8-K dated February 3, 2025. Capitalized terms used but not otherwise defined in this paragraph have the meanings assigned to them in the Executive Severance Plan, a copy of which has been filed with the Company’s Current Report on Form 8-K dated February 3, 2025.
In connection with this appointment, the Company and Mr. Baetz will also enter into the Company’s standard indemnification agreement for officers, the form of which has been filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
There is no arrangement or understanding between Mr. Baetz and any other person pursuant to which he was appointed as Executive Vice President and Chief Financial Officer. There are no family relationships between Mr. Baetz and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions between Mr. Baetz and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Resignation of David Sproule as Executive Vice President and Chief Financial Officer
In connection with the appointment of Mr. Baetz on August 5, 2026, David Sproule resigned as Executive Vice President and Chief Financial Officer of the Company effective as of the CFO Transition Date, pursuant to a transition, severance and release agreement dated August 9, 2026 (the “Severance Agreement”). Mr. Sproule’s resignation is not a result of any disagreement with the Company on any matter relating to the Company’s operations, financial statements, policies, or practices. Pursuant to the Severance Agreement, Mr. Sproule’s employment will end on the CFO Transition Date.
Pursuant to the Severance Agreement, Mr. Sproule’s resignation will entitle him to (i) payments and benefits as a Tier 1 Executive under the Executive Severance Plan, subject to the terms and conditions therein, and (ii) pro rata vesting of all of the PSUs held by Mr. Sproule as of the CFO Transition Date, with each tranche of units vesting at the end of the applicable performance period based on the Company’s actual achievement of applicable performance criteria, subject to the terms and conditions under his applicable PSU agreements; provided, the foregoing payments and benefits are each subject to Mr. Sproule’s timely execution and non-revocation of a general release of claims in favor of the Company and Mr. Sproule’s continued compliance with applicable restrictive covenants.
The foregoing description of the Severance Agreement is not complete and is qualified in its entirety by reference to the full text of the Severance Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
On August 10, 2026, the Company issued a press release in connection with the appointment of Mr. Baetz as Executive Vice President and Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information furnished in this Current Report on Form 8-K pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description

10.1*	Transition, Severance and Release Agreement, dated August 9, 2026, by and between the Company and David Sproule.

99.1	Press Release, dated August 10, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain of the schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the U.S. Securities and Exchange Commission upon request. Certain personally identifiable information has also been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY NATURAL RESOURCES, INC.

By:	/s/ Zack Arnold
Zack Arnold
President and Chief Executive Officer
Dated: August 10, 2026